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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event report)     September 18, 1995
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                        Audre Recognition Systems Inc.
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            (Exact name of registrant as specified in its charter)


                          British Columbia, Canada
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                (State or other jurisdiction of incorporation)

          00-15440                                 33-0257463
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   (Commission File Number)            (IRS Employer Identification Number)

   11021 Via Frontera, San Diego, California                   92127
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   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code             (619) 451-2260
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                                      n/a
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          (Former name or former address, if changed since last report)

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Item 3.     Bankruptcy or Receivership

On September 18, 1995, the Company filed for legal protection under Chapter
11 of the U.S. Bankruptcy code. The action was a result of the $11 million judgment against the Company issued by the Orange County Superior Court in the Casey v Casey lawsuit, previously reported, in which the Company was a claimant. The Company's ability to appeal the judgment required the posting of a bond for approximately $17 million. As the Company was unable to finance the required bond, it had to seek shelter under the U.S. Bankruptcy Code in order to stay the judgment and allow the Company to appeal the decision.

The Company and its subsidiary filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court, Southern District of California (Case numbers 95-10046-A11 and 95-10048-M11, respectively) on September 18, 1995. The Company believes that this is the only reasonable course of action. The Company was disappointed that its efforts to resolve and settle this controversy without resorting to a Chapter 11 were not successful. AUDRE still maintains that it has been wrongly involved in the lawsuit and believes that it will be successful in the appeal of the judgment.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date:  September 29, 1995        AUDRE RECOGNITION SYSTEMS INC.


                             By: Thomas F. Casey
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                                 Thomas F. Casey
                                 Chairman and Chief Executive Officer
                                 (Signing as both authorized officer and
                                 Chief Financial Officer)